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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-3 of our report dated March 10, 2000 relating to the audits of the consolidated financial statements of Universal Automotive Industries, Inc. for the years ended December 31, 1999, 1998 and 1997. We also consent to the reference to our firm under the caption "Experts."

ALTSCHULER, MELVOIN AND GLASSER LLP



Chicago, Illinois
September 19, 2000